Exhibit 4.14

Execution Version

LIMITED RECOURSE
GUARANTY AND COLLATERAL AGREEMENT

dated as of March 14, 2006

among

RUSS BERRIE AND COMPANY, INC.,
as the Company

and

LASALLE BUSINESS CREDIT, LLC,
as Administrative Agent and Arranger

LIMITED RECOURSE GUARANTY AND COLLATERAL AGREEMENT

This Limited Recourse Guaranty and Collateral Agreement dated as of March 14, 2006 (this “Agreement”) is entered into by and between Russ Berrie and Company, Inc. (the “Company”), in favor of LASALLE BUSINESS CREDIT, LLC, as the “Administrative Agent” for the “Issuing Bank” and the Lenders (as defined in the Credit Agreement).

The Administrative Agent, the Lenders and the Issuing Bank have severally agreed to extend credit and provide other financial accommodations to Russ Berrie U.S. Gift, Inc. (“Russ Gift”), Russ Berrie & Co. (West), Inc. (“Russ West”), Russ Berrie and Company Properties, Inc. (“Russ Properties”), Russplus, Inc. (“Russplus”) and Russ Berrie and Company Investments, Inc. (“Russ Investments”) (Russ Gift, Russ West, Russ Properties, Russplus and Russ Investments are referred to herein collectively as, the “Borrowers”) pursuant to the Credit Agreement. The Borrowers are each direct wholly-owned subsidiaries of the Company. The Borrowers and the Company are engaged in interrelated businesses, and the Company will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to the Administrative Agent’s, each Lender’s and the Issuing Bank’s obligation to extend credit under the Credit Agreement that the Company shall have executed and delivered this Agreement to the Administrative Agent for the benefit of all the Lenders and the Issuing Bank.

In consideration of the premises and to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to extend credit and provide other financial accommodations thereunder, the Company hereby agrees with the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Bank, as follows:

SECTION 1            DEFINITIONS.

1.1           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Goods, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper. In addition, for the purposes of this Agreement, the term “Lender” and “Lender Party” shall include the Issuing Bank.

1.2           When used herein the following terms shall have the following meanings:

Agreement has the meaning set forth in the preamble hereto.

Assignment and Assumption Agreement means the Assignment and Assumption Agreement and Bill of Sale dated on or about March 14, 2006 between the Company and Russ Gift.

Borrower Obligations means all Obligations of the Borrowers.

Chattel Paper means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to the Company, all Electronic Chattel Paper and Tangible Chattel Paper.

Collateral means all now owned or hereafter acquired or arising (including from and after a Triggering Event) right, title or interest, of the Company in any personal property (i) conveyed, (ii) purportedly conveyed or (iii) which but for the operation of Section 5 of the Assignment and Assumption Agreement, would have been transferred by the Company pursuant to Section 1 thereof, to Russ Gift pursuant to the Related Agreements, including any or all, as the case may be, of (a) the Company’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations, (b) all books and records pertaining to any of the foregoing and to the Company’s business, (c) any other property of the Company now or hereafter in the possession, custody or control of the Administrative Agent, the Issuing Bank, or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) (other than the Company Equity Interests), (d) all Proceeds of any of the foregoing, including without limitation, proceeds of all insurance policies insuring the foregoing property, and (e) all collateral security and guaranties given by any Person with respect to any of the foregoing.

Company Equity Interests means the equity interests in any other Person held by the Company and pledged by the Company to the Administrative Agent under the Pledge Agreement or under any other pledge agreement to which the Company and the Administrative Agent are parties; provided that in no event shall more than 65% of the total outstanding equity interests of any First-Tier Foreign Subsidiary be required to be directly or indirectly pledged by the Company to the Administrative Agent.

Company Obligations means all obligations of the Company under this Agreement.

Contract Rights means all of the Company’s rights and remedies with respect to the Related Agreements.

Copyrights means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements under which the Company is a licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Credit Agreement means the Credit Agreement of even date herewith among the Borrowers, the other Subsidiaries from time to time party thereto, the Lenders, the Issuing Bank, and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

Fixtures means all of the following, whether now owned or hereafter acquired by the Company: plant fixtures; business fixtures and other fixtures, wherever located; and all additions and accessories thereto and replacements therefor.

General Intangibles means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC (excluding any applicable Company Equity Interests) and, in any event, including all Payment Intangibles, all contracts and Contract Rights (including all Related Agreements), agreements, instruments and indentures in any form, and portions thereof, to which the Company is a party or under which the Company has any right, title or interest or to which the Company or any property of the Company is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Company to damages arising thereunder and (c) all rights of the Company to perform and to exercise all remedies thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Company of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.

Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any Foreign Subsidiary excluded from the definition of Company Equity Interests) and (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, but, in any case, excludes the Company Equity Interests.

Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations (other than unasserted contingent and indemnification obligations), (b) the termination of all Commitments and (c) either (i) the cancellation and return to the Administrative Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the Credit Agreement.

Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

Pledged Notes means all Intercompany Notes at any time issued to the Company and all other promissory notes issued to or held by the Company.

Proceeds means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Secured Obligations means, collectively, the Borrower Obligations and Company Obligations, and shall not include any obligation of any Person under the Canadian Guaranty or the Canadian Loan Documents.

Trademarks means (a) all trademarks, trade names, corporate names, the Company’s names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (b) the right to obtain all renewals thereof.

Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to the Company of any right to use any Trademark.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

SECTION 2            GUARANTY.

2.1           Guaranty. (a)  Subject to the limitations set forth in clause (b) below and in Section 6.1 below, the Company hereby unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to the Administrative Agent, for the benefit of itself and of the Lenders, the Issuing Bank and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Company hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Company under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)           The Company agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of the Company hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)           The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(e)           No payment made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment (other than any payment made by the Company in respect of the Secured Obligations or any payment received or collected from the Company in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of the Company hereunder until the Secured Obligations are Paid in Full.

2.2           Right of Contribution. The Company hereby agrees that to the extent that the Company shall have paid more than its proportionate share of any payment made, the Company shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment. The Company’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Company to the Administrative Agent and the Lenders, and the Company shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by the Company hereunder.

2.3           No Subrogation. Notwithstanding any payment made by the Company hereunder or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or any other Guarantor or any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Secured Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by the Company hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Secured

Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4           Amendments, etc. with respect to the Secured Obligations. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Secured Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) and, to the extent required thereunder, the other parties thereto may deem advisable from time to time. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

The Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to the Company, take any or all of the following actions:  (a) retain or obtain a security interest in any property of any other Person to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Company, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of Borrowers or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) Subject to Section 6.1, resort to the Company for payment of any of the Secured Obligations when due, whether or not the Administrative Agent or such Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against the Borrowers or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.5           Waivers. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and the Secured Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between the Borrowers and the Company, on the one hand, and the

Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. The Company waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon the Borrowers or the Company with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.6           Payments. The Company hereby guarantees that payments by the Company hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in the Credit Agreement.

SECTION 3            GRANT OF SECURITY INTEREST.

3.1           Grant. The Company hereby collaterally assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of itself and the Lenders, and the Issuing Bank, a continuing security interest in all of the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations or the Company Obligations, as the case may be. This Agreement constitutes a current grant of security in the Collateral.

3.2           Collateral Assignment. The Company hereby acknowledges the grant of Liens on and security interest in, and collateral assignment of, Russ Gift’s rights in, among other things, the Collateral and the Related Agreements pursuant to the Credit Agreement and the other Loan Documents, and hereby acknowledges and agrees as follows in that regard: (i) it will not sell, assign, transfer, convey, lease, amend, hypothecate, adjust, terminate or grant any compromise, waiver or forbearance of or with respect to any of the Collateral without the prior written consent of Russ Gift (which consent shall only be granted to the extent and subject to the same conditions as would any such action by Russ Gift pursuant to the terms of the Credit Agreement and the other Loan Documents), (ii) it will not enter into any amendment, modification, supplement or agreement to any of the Related Agreements without the consent of the Administrative Agent, and (iii) in addition to the other rights and remedies of the Administrative Agent hereunder, following the occurrence and during the continuance of an Event of Default, to the extent permitted by the Credit Agreement (to the same extent as it relates to property of the Borrowers), the Company hereby irrevocably authorizes and empowers the Administrative Agent or its agents, in their sole discretion, to assert, either directly or on behalf of the Company, at any time that an Event of Default has occurred and is continuing, any claims the Company may from time to time have with respect to any and all of the Collateral, and to receive and collect any damages, awards and other monies resulting therefrom and to apply the same on account of the Secured Obligations. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may provide notice to the parties to any of the Collateral that any and all payments or remittances in respect thereof shall be made to or at the direction of the Administrative Agent for so long as such Event of Default shall be continuing. The Company hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees, or agents designated by the Administrative Agent) as the Company’s true and lawful attorney (and agent-in-fact) for the purpose of enabling the Administrative Agent or its agents to, during the occurrence and continuance of an Event of Default, assert and collect such claims and to apply such monies in the manner set forth hereinabove.

SECTION 4            REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

4.1           Perfected Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on Schedule 1, have been delivered to the Administrative Agent in completed and duly executed form) and payment of all necessary filing fees will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Bank, as collateral security for the Company Obligations, enforceable in accordance with the terms hereof (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) against the Company in accordance with their terms. Subject to the payment of all necessary filing fees, the filings and other actions specified on Schedule 1 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.2           Grantor Information. On the date hereof, Schedule 2 sets forth (a) the Company’s jurisdiction of organization, (b) the location of the Company’s chief executive office, (c) the Company’s exact legal name as it appears on its organizational documents and (d) the Company’s organizational identification number (to the extent the Company is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

SECTION 5            COVENANTS.

The Company covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1           Maintenance of Perfected Security Interest; Further Documentation. (a)  Except with respect to actions affirmatively taken by the Administrative Agent with respect to its Liens or any failure by the Administrative Agent to continue any such Lien prior to the lapse thereof due to the passage of time, the Company shall maintain such security interest as a perfected security interest as described in Section 4 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)           The Company will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of the Company constituting Collateral and such other reports relating thereto as the Administrative Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and, (ii) taking any actions necessary or reasonably advisable to enable the Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

5.2           Changes in Locations, Name, etc. Such the Company shall not, except upon twenty (20) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other documents reasonably requested by the Administrative Agent as to the validity, perfection and priority of the security interests provided for herein:

(i)            change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 2 or in any subsequent notice delivered pursuant to this Section 5.2; or

(ii)           change its name, identity or corporate structure.

5.3           Notices. Such the Company will advise the Administrative Agent promptly, in reasonable detail, of:

(a)           any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)           any circumstances bearing upon any potential claim under or with respect to the Collateral that could have a materially adverse effect on the Administrative Agent and the Lenders and the Company shall not, without the prior written consent of the Administrative Agent, amend or otherwise modify any Related Agreement in any manner which is materially adverse to the interests of the Administrative Agent or the Lenders.

SECTION 6            REMEDIAL PROVISIONS.

6.1           Notwithstanding anything in this Agreement or any Loan Document to the contrary, the Administrative Agent and the Lenders have recourse only to the Collateral to satisfy the Company Obligations. Except for the Collateral, neither the Administrative Agent nor any Lender shall look to any of the Company’s tangible or intangible real or personal property, or any of its directors, officers or other agents, for satisfaction of the Company Obligations. With respect to the Company Obligations, the Agent and the Lenders have only the rights and remedies provided herein and under the other Loan Documents and applicable law with respect to the Collateral, all of which rights and remedies are cumulative, and nonexclusive, to the extent permitted by law.

6.2           Application of Proceeds. At such intervals as may be elected by the Administrative Agent upon its receipt of any payments or Net Cash Proceeds in respect of the Secured Obligations, the Administrative Agent may or, if an Event of Default shall have occurred and be continuing, upon its receipt of any payments or Net Cash Proceeds in respect of the Secured Obligations, the Administrative Agent shall apply all or any part of Net Cash Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations as set forth below (subject to the terms of the Credit Agreement). Any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Net Cash Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same. In the absence of a specific determination by the Administrative Agent, and at all times during the continuation of an Event of Default, the Net Cash Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

FIRST, TO THE PAYMENT OF ALL FEES, REASONABLE COSTS, REASONABLE EXPENSES AND INDEMNITIES OF THE ADMINISTRATIVE AGENT (IN ITS CAPACITY AS SUCH), INCLUDING ATTORNEY COSTS, AND ANY OTHER SECURED OBLIGATIONS THEN DUE AND PAYABLE TO THE ADMINISTRATIVE AGENT IN RESPECT OF SUMS ADVANCED BY THE ADMINISTRATIVE AGENT TO PRESERVE THE COLLATERAL OR TO PRESERVE ITS SECURITY INTEREST IN THE COLLATERAL, UNTIL PAID IN FULL;

SECOND, TO THE PAYMENT OF ALL FEES, REASONABLE COSTS, REASONABLE EXPENSES AND INDEMNITIES OF THE LENDERS, PRO-RATA, UNTIL PAID IN FULL;

THIRD, TO THE PAYMENT OF ALL OF THE SECURED OBLIGATIONS CONSISTING OF ACCRUED AND UNPAID INTEREST THEN DUE AND PAYABLE TO THE LENDERS, PRO-RATA, UNTIL PAID IN FULL;

FOURTH, TO THE PAYMENT OF ALL SECURED OBLIGATIONS CONSISTING OF PRINCIPAL THEN DUE AND PAYABLE TO THE LENDERS, PRO-RATA, UNTIL PAID IN FULL;

FIFTH, TO THE PAYMENT OF THE ADMINISTRATIVE AGENT AN AMOUNT EQUAL TO ALL SECURED OBLIGATIONS IN RESPECT OF ALL OUTSTANDING LETTERS OF CREDIT, IF ANY, TO BE HELD AS CASH COLLATERAL IN RESPECT OF SUCH OBLIGATIONS;

SIXTH, TO THE PAYMENT OF ALL BANK PRODUCTS OBLIGATIONS AND SPECIFIED HEDGING OBLIGATIONS THEN DUE AND PAYABLE TO ANY LENDER OR ITS AFFILIATES, PRO-RATA, UNTIL PAID IN FULL;

SEVENTH, TO THE PAYMENT OF ALL OTHER SECURED OBLIGATIONS THEN DUE AND PAYABLE TO EACH LENDER, PRO-RATA, UNTIL PAID IN FULL; AND

EIGHTH, THE REMAINING PROCEEDS, IF ANY, TO THE GRANTORS OR TO WHOMEVER MAY BE LAWFULLY ENTITLED TO RECEIVE SUCH AMOUNTS.

6.3           Code and Other Remedies. Subject to Section 11.10(k) of the Credit Agreement, if an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate, realize upon and take possession of the Collateral, or any part thereof (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of the Company’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Administrative Agent shall have the right to store the same at any of the Company’s premises without cost to Administrative Agent or any Lender in each case, subject to the terms of the applicable lease agreement, with respect to premises leased by the Company. The Administrative Agent may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Company further agrees, at the Administrative Agent’s request and at the Company’s expense, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Company’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including Attorney Costs, as provided in Section 6.2. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, except claims, damages and demands related to Administrative Agent or any Lender’s gross negligence, willful misconduct or bad faith. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.4           Waiver. The Company waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC.

SECTION 7            THE ADMINISTRATIVE AGENT.

7.1           Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a)  The Company hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Administrative Agent the power and right, on behalf of and at the expense of the Company, without notice to or assent by the Company, to do any or all of the following:

(i)            in the name of the Company or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable that constitutes Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable that constitutes Collateral hereunder or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property that constitutes Collateral hereunder , execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property that constitutes Collateral hereunder and the goodwill and general intangibles of the Company relating thereto or represented thereby;

(iii)          discharge Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 6.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Company with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem reasonably appropriate; (7) assign any Copyright, Patent or Trademark, in each case, that constitutes Collateral and is subject to the Lien of the Administrative Agent granted pursuant to this Agreement, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its reasonable discretion determine; (8) vote any right or interest with respect to any Investment Property that constitutes Collateral; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Administrative Agent may deem reasonably appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Company’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

Anything in this Section 7.1(a) or any other Loan Document to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing, and the Agent is exercising its rights under this Agreement.

(b)           If the Company fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may, after written notice to the Company, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The Company hereby ratifies all that such attorneys in fact shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Secured Obligations are Paid in Full.

7.2           Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Administrative Agent, nor any Lender nor any of their respective officers, directors, employees or agents shall be responsible to the Company for any act (except for the Administrative Agent’s or any Lender’s gross negligence or willful misconduct in so acting) or failure to act hereunder.

7.3           Authority of Administrative Agent. The Company acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the the Company, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no the Company shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8            MISCELLANEOUS.

8.1           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement.

8.2           Notices. All notices, requests and demands to or upon the Administrative Agent or the Company hereunder shall be addressed to the Administrative Agent or Loan Party Representative, respectively, and effected in the manner provided for in Section 15.3 of the Credit Agreement and the Company hereby appoints the Loan Party Representative as its agent to give and receive notices hereunder and the Administrative Agent shall be fully protected and held harmless by the the Company hereunder for relying on any such notice reasonably believed by it to have been delivered by the Loan Party Representative.

8.3           Indemnification by Company. THE COMPANY HEREBY AGREES TO INDEMNIFY AND HOLD EACH LENDER PARTY AND ISSUING BANK FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE LENDER PARTIES, ISSUING BANK OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT BY ANY OF THE LENDER PARTIES OR ISSUING BANK, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S OR ISSUING BANK’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE

INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF ALL (AND SHALL BE) SECURED OBLIGATIONS (AND TERMINATION OF ALL COMMITMENTS UNDER THE CREDIT AGREEMENT), ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE. DISCHARGE OR TERMINATION OF THIS AGREEMENT.

8.4           Enforcement Expenses. (a)  The Company agrees to pay or reimburse within three (3) Business Days of demand each Lender and the Administrative Agent for all reasonable out-of-pocket costs and expenses (subject to the limitations on the number of counsel set forth in Section 15.5 of the Credit Agreement, including, without duplication of any provision of this Agreement, Attorney Costs) incurred in collecting against the Company under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement.

(b)           The Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay caused by the Company in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           The agreements in this Section 8.4 shall survive repayment of all (and shall be) Secured Obligations (and termination of all commitments under the Credit Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5           Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6           Nature of Remedies. All Secured Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7           Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

8.8           Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9           Entire Agreement. This Agreement, together with the other Loan Documents to which the parties hereto are parties, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

8.10         Successors; Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement. The Company may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent.

8.11         Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.12         Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION IN WHICH COLLATERAL IS LOCATED. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.13         Waiver of Jury Trial. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN

CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.14         Acknowledgements. The Company hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

8.15         Releases. At such time as the Secured Obligations have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the the Company. At the request and sole expense of the Company concurrently with any such termination, the Administrative Agent shall deliver to the Company any Collateral held by the Administrative Agent hereunder, and execute and deliver to the the Company such documents as the the Company shall reasonably request to evidence such termination.

8.16         Obligations and Liens Absolute and Unconditional. The Company understands and agrees that the obligations of the Company under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other the Company or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other the Company or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other the Company or any other Person or any such collateral security, guaranty or right of offset, shall not relieve the Company of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.17         Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[signature pages follow]

Each of the undersigned has caused this Limited Recourse Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

RUSS BERRIE AND COMPANY, INC., a New Jersey corporation

By:	/s/ John Wille
Name: John Wille
Title: Vice President and Chief Financial Officer

LASALLE BUSINESS CREDIT, LLC, as the Administrative Agent and a Lender

By:	/s/ C. John Mostofi
Name: C. John Mostofi
Title: Senior Vice President